EXHIBIT 10.20



                               QANTAS AIRWAYS LTD.

                                  Agreement no.
                               SYD-CPI-2000-001127
                                      with
                                SNAP2 CORPORATION
                                       for
                            IFE Games Software Supply
                               & Licence Agreement























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                                TABLE OF CONTENTS

1.     Application of these Terms and Interpretation.........................3
2.     Primary Obligations...................................................7
3.     The Relationship......................................................7
4.     Project Plan..........................................................8
5.     Change Management.....................................................8
6.     Personnel.............................................................9
7.     Subcontracting.......................................................10
8.     Products to be Supplied..............................................10
9.     Staged Supply........................................................10
10.    Modifications and Interfaces.........................................11
11.    Qantas supplied equipment............................................11
12.    Delivery and Timing..................................................12
13.    Delay................................................................12
14.    Escrow...............................................................13
15.    Price and Payment....................................................13
16.    Risk and Title.......................................................14
17.    Pre-install Testing..................................................14
18.    Acceptance Testing...................................................14
19.    Warranties...........................................................15
20.    Warranty Issues......................................................16
21.    Support..............................................................17
22.    Documentation........................................................18
23.    Training.............................................................18
24.    Assignment of Intellectual Property Rights (IPR).....................18
25.    Licences.............................................................19
26.    Intellectual Property Warranty and Indemnity.........................19
27.    Confidential Information.............................................20
28.    Performance Bond.....................................................21
29.    Alliance Partners....................................................21
30.    Indemnities..........................................................22
31.    Liability............................................................23
32.    Insurance............................................................23
33.    Taxation and Employer Obligations....................................23
34.    Goods and Services Tax...............................................24
35.    Escalation and Dispute Resolution....................................25
36.    Termination..........................................................26
37.    Termination for Convenience..........................................26
38.    Effects of Termination...............................................27
39.    Return of Materials..................................................27
40.    Money Recoverable by Qantas..........................................28
41.    General..............................................................28


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                   QANTAS SOFTWARE SUPPLY & SUPPORT AGREEMENT
                                      TERMS
-------------------------------------------------------------------------------

This AGREEMENT SYD-CPI-2000-001127 is made between these parties:


QANTAS: QANTAS AIRWAYS LIMITED (ACN 009 661 901) of Qantas Centre, 203 Coward Street, Mascot,
          New South Wales 2020, Australia ("Qantas")


SUPPLIER: Snap2 Corporation of 10641 Justin Drive, Des Moines,
          Iowa 50322, USA ("Supplier")

INTRODUCTION

A. Qantas is in the process of introducing a new inflight entertainment (IFE) system on all classes of its 747 fleet.

B. The Supplier supplies games that are compatible with the airline IFE system, Rockwell Collins TES, that Qantas is acquiring.

C. These Terms and Conditions set out the terms and conditions on which the Supplier will:

     1. provide the products and services needed to install some of its games on those Qantas aircraft that will have the IFE system; and

     2. grant Qantas a Licence to use these games on those aircraft

AGREEMENT

1.   Application of these Terms and Interpretation

1.1  Commencement and Term: This Agreement commences on:

     (a)  the date specified in Schedule 1; or

     (b)  if no date is specified, the date of this Agreement,

     and will continue in force until the each party has performed all its obligations under this Agreement.

1.2  Definitions: In this Agreement:

     `Accept' means Qantas accepts a Product in accordance with clause 0 (Acceptance Testing).

     `Acceptance Criteria' means the requirements specified in Schedule 10 which the Deliverables must meet to be accepted by Qantas.


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     `Acceptance Tests' means the tests carried out in accordance with clause 18
     (Acceptance Testing) to determine whether the Deliverables meets the Acceptance Criteria. `Acceptance Testing' has a corresponding meaning.

     `Address for Notice' for a party means that party's representative and address specified in Schedule 15.

     "Alliance Partners" means British Airways and:

     (i) any other company or corporation of which Qantas or any of its subsidiaries owns shares which represent or are convertable into shares that represent (20%) or more of the equity share capital from time to time; or

     (ii) any airline to which Qantas has granted a franchise or which it has otherwise licensed to use the Qantas name (whether alone or in conjunction with another name) in conjunction with a method and/or style of commercial operation which is similar to that of Qantas.

     `Contract Price' means the total of all amounts paid and payable by Qantas under this Agreement.

     `Current Environment' means Qantas' existing combination of hardware and software as specified in Schedule 5.

     `Damages' means liabilities, expenses, losses, damages and costs (including legal costs on a full indemnity basis and whether incurred or awarded against a party).

     `Delay' means any circumstance which has adversely affected or is likely to adversely affect the Supplier's performance of its obligations under this Agreement.

     `Deliverables' means the Products and Services to be supplied by the Supplier under this Agreement.

     `Detailed Project Plan' means a project plan developed by the Supplier in accordance with clause 4 (Project Plan).

     `Documentation' means the Documentation set out in Schedule 11.

     `Due Date' means the delivery date for the Deliverables specified in the
     Schedule 7.

     `Equipment' means all Products that are not Software, Documentation or Spare Parts.

     `Error' means an error or defect that results in the Product not functioning correctly or complying with the Warranties.

     `Final Acceptance' means acceptance of all of the Deliverables by Qantas in accordance with clause 18 (Acceptance Testing). `Finally Accept' has a corresponding meaning.

     `Force Majeure Event' means anything outside the reasonable control of a party. A strike by employees of a party or employees of a Subcontractor (or both) is not a Force Majeure Event unless the strike is part of an industry wide campaign that does not arise out of a dispute between that party or Subcontractor and one or more of its employees.


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     `Installation Site' means the site specified in Schedule 7.

     `Intellectual Property Rights' or `IPR' means all intellectual property rights, including but not limited to the following rights:

     (a) patents, copyright, rights in circuit layouts, registered designs, trade marks, and any right to have confidential information kept confidential; and

     (b) any application or right to apply for registration of any of the rights referred to in paragraph (a).

     `IPR Claim' means a claim or proceedings alleging that any part of a Deliverable or its use infringes the IPR of any person.

     `Licences' means the licences as set out in clause 25

     `Licensed Software' means the Software other than Qantas Software.

     `Milestone' means a milestone in the Project Plan and the Payment Schedule.

     `Payment Schedule' means the schedule of payments set out in Schedule 9.

     `Personnel' of a party:

     (a)  means officers, employees, agents and contractors of that party;

     (b)  in the case of the Supplier includes Subcontractors; and

     (c) in the case of Qantas includes officers, employees, agents and contractors acting under the direction and control of any Qantas Group Company.

     `Products' means any items (or any combination of them) in any form that the Supplier must supply to Qantas under this Agreement including without limitation Equipment, Spare Parts, Software, Documentation and any items required for the testing or maintenance of the Equipment or Software.

     `Progress Report' means a report described as such in clause 9 (Staged Supply).

     `Project Plan' means any plan specified in Schedule 6, as amended in accordance with clause 5.1.

     `Qantas Group Company' means Qantas, its subsidiary and related corporations (as defined by the Australian Corporations Law), British Airways and any other Alliance Partner.

     `Qantas Software' means any custom software that has been modified for Qantas at the request and cost of Qantas.

     `Release' means an upgrade of Software (or any part of it) that substantially corrects errors or defects in the Software or enhances it previous form, without being a new version.

     `Response Times' means the response and turnaround times for correction of Errors set out in Schedule 13.

     `Services' means all services to be supplied under this Agreement including without limitation delivering the Deliverables, Software development, support and Training.


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     `Severity Level' of an Error is a number indicating the severity classification given to that problem by Qantas and notified to the Supplier.

     `Software' means the Products that are software and all Releases and Versions of those Products.

     `Source Code' means:

     (a) the compilable source code of the Software as current from time to time; and

     (b) all other information, software and documentation necessary to enable Qantas' Personnel to understand the program logic of and to maintain that Software.

     `Specifications' means in order of priority:

     (a)  the specifications referred to or described in Schedule 5;

     (b) any representation made by the Supplier to Qantas in writing concerning the Deliverables or Services (or any combination of them), whether as to its function, performance, technical specifications or otherwise; and

     (c)  all applicable manufacturers' specifications and applicable standards.

     `Support Fees' means the fees specified in Schedule 13 to be paid by Qantas for the support services provided by the Supplier under this Agreement.

     `Support Period' means any period for which Qantas has paid Support Fees, the length of each Support Period is specified in Schedule 13.

     `System' means the combination of the Products, the Current Environment and any other items of hardware or software specified in Schedule 5.

     `Version' means a version of the Software that provides additional functionality compared with the previous version.

     `Warranted Availability' for a product means the percentage of time a Product will be available for productive use by Qantas (excluding scheduled outages) measured over a rolling three month period.

     `Warranties' means the performance warranties set out in clause 19.1 (Warranties).

     `Warranty Period' means the warranty period specified in Schedule 7 or if no period is specified 3 months from the date of acceptance of the Deliverables.

     `Year 2000 Compliant' or `Year 2000 Compliance' means that neither performance nor functionality is affected by dates prior to, during and after the year 2000. In particular:

     (a)  no value for current date will cause any interruption in operation;

     (b) date-based functionality must behave consistently for dates prior to, during and after year 2000;

     (c) in all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules; and

     (d) year 2000 must be recognised as a leap year. Note: This definition is based on the British Standards Institution's Year 2000 compliance rules as described in PD2000-1:1998.

     Note: This definition is based on the British Standards Institution's Year 2000 compliance rules as described in PD2000-1:1998.


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1.3  Interpretation: In this Agreement, unless the contrary intention appears:

     (a) headings are for ease of reference only and do not affect the meaning of this Agreement;

     (b)  the singular includes the plural and vice versa;

     (c) other grammatical forms of defined words or expressions have corresponding meanings;

     (d) a reference to a clause, paragraph, schedule or annexure is a reference to a clause or paragraph of, or schedule or annexure to, this Agreement and a reference to this Agreement includes any schedules and annexures;

     (e) a reference to a clause, document or Agreement, including this Agreement, includes a reference to that clause, document or Agreement as novated, amended or replaced from time to time;

     (f) a reference to a statute, ordinance or by-law includes regulations and other instructions under it and consolidations, amendments, re-enactments or replacements of any of them;

     (g) a reference to a right or obligation of any two or more persons confers that right or imposes that obligation, as the case may be, jointly and severally; and

     (h) a reference to a party includes permitted assigns and successors of that party.

2.   Primary Obligations

2.1  Supplier: The Supplier must, in accordance with this Agreement:

     (a)  supply the Deliverables;

     (b)  if specified in the Schedules, install and test the Products;

     (c)  ensure that the Deliverables meets the Specifications;

     (d) transfer or grant all rights necessary to enable any of the Qantas Group Companies to use the Deliverables; and

     (e) perform any obligations set out in Schedule 4 as Supplier responsibilities.

2.2 Cooperation: In performing its obligations, the Supplier must cooperate with other suppliers performing work for Qantas.

2.3  Qantas: Qantas must, in accordance with this Agreement:

     (a)  pay for Deliverables; and

     (b) perform any obligations set out in Schedule 4 as Qantas responsibilities.

3.   The Relationship

3.1 Relationship Agreement: If the parties have entered into a period contract under which Qantas will purchase goods or services from the Supplier from time to time, the terms of that period contract govern the overall relationship of the parties in respect of this Agreement but this Agreement prevails over that period contract to the extent of any inconsistency.

3.2 Contract Manager: Each party appoints the person named in Schedule 2 as its initial `Contract Manager'. A party may change its Contract Manager by notice in writing. Any replacement Contract Manager must have the skills necessary to perform the role of Contract Manager.


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3.3  Authority: Each Contract Manager of a party must have the authority and be given the responsibility:

     (a) to represent that party in relation to this Agreement and make appropriate decisions on day to day issues in respect of the supply of Deliverables;

     (b)  to coordinate the technical aspects of the supply of Deliverables; and

     (c) to monitor that party's compliance with its obligations in relation to this Agreement.

4.   Project Plan

4.1  Development: The Supplier must:

     (a) develop a `Detailed Project Plan' for inclusion into the Project Plan detailing for each Milestone:

          (i) discrete tasks to be performed by each party and the Deliverables to be supplied to Qantas; and

          (ii) the resources required and timing for completing those tasks and supplying those Deliverables;

     (b) submit the Detailed Project Plan for approval by Qantas within the period specified in the Project Plan.

4.2 Amendment: If Qantas does not approve any part of the Detailed Project Plan, the Supplier must make any amendments Qantas reasonably requires.

4.3 Effect: The Detailed Project Plan will be incorporated into the Project Plan when signed by each party.

5.   Change Management

5.1 Change Request: Either party may request revisions (including deletions or additions) to the Specifications, Schedules or any Project Plan by giving a notice to the other party (`Change Request') specifying the proposed changes.

5.2 Procedure: If a Change Request is issued under clause 5.1, the Supplier must assess the change and submit a written `Change Proposal' to Qantas. The Change Proposal will be prepared in the 2 stages set out in this clause 5.

5.3 Stage 1: The Supplier must prepare a report showing the results of a preliminary change investigation which indicates:

     (a)  whether the change is technically and financially feasible; and

     (b) the estimated time and cost necessary to provide the details required for stage 2.

5.4 Qantas' decision to Proceed: If the stage 1 investigation indicates that preparing stage 2 of the Change Proposal will cost more than $3,000 then:

     (a)  the Supplier must notify Qantas of the indicated cost; and

     (b) Qantas must notify the Supplier whether to prepare stage 2 of the Change Proposal.


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5.5  Stage 2: If directed to by Qantas under clause 5.4 (or if the cost of the preparing stage 2 is less than $3,000), the Supplier must prepare a final report detailing:

     (a)  the effect of the change on the supply of Deliverables;

     (b)  any resulting changes to the Schedules and the Specifications;

     (c)  the impact on the Project Plan and the cost of the change; and

     (d)  any impact on any other part of this Agreement.

5.6 Cost: Unless otherwise agreed in writing, the cost of implementing a Change Proposal (including the cost of preparing a Change Proposal) will be borne as follows:

     (a) by the Supplier, if the change is necessary to enable a Deliverable (or any part of it) to meet the Specifications; and

     (b) by Qantas at a cost agreed between parties, if the change is to provide different functionality to that specified in the Schedules or the Specifications or for the Supplier to perform services in addition to those specified in the Schedules.

5.7 Effect: A change takes effect from the date the Change Proposal is signed by both parties (or any other agreed date specified in the Change Proposal).

6.   Personnel

6.1  Key Personnel: The Supplier must:

     (a) ensure that each Key Person is actively involved in supplying the Deliverables and performs his or her specified role;

     (b) ensure that each Key Person is aware of and complies with the Supplier's obligations in supplying the Deliverables;

     (c) notify Qantas promptly of a `Replacement Key Person' (and their credentials) if:

          (i) any Key Person becomes unable or unwilling to comply with the requirements of paragraph (a); or

          (ii) requested by Qantas because Qantas is not satisfied with the performance or availability of a Key Person.

6.2 Unavailability: Qantas must within 14 days after receiving notice under clause 6.1(c), either:

     (a) accept the Replacement Key Person, in which case the Supplier must replace the Key Person with that Replacement Key Person; or

     (b) on reasonable grounds, reject the Replacement Key Person. If this happens:

          (i) the Supplier must select and notify Qantas of an alternative person within 7 days after notice of the rejection; and

          (ii) if the parties cannot agree on a suitable Replacement Key Person within 30 days after Qantas receives notice under clause 6.1(c), Qantas may immediately terminate this Agreement.

6.3 Security Policies: Qantas will notify the Supplier of its usual staff and security practices. The Supplier must ensure that any of its Personnel who attend Qantas' premises, comply with those staff and security practices while attending those premises.

6.4 Staff Policies: The Supplier and its Personnel must comply with all Qantas conduct policies:

     (a)  governing the conduct of contractors when providing work for Qantas;
          and

     (b) as current from time to time and notified to the Supplier including the policies referred to in Schedule 16.


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6.5  Qantas Personnel: If Qantas supplies people to work under the direction and control of the Supplier, the Supplier must ensure a safe system of work for those people.

6.6 Confidentiality: The Supplier's core business is the supply of games, user interfaces and contract services to IFE Original Equipment Manufacturers
     (OEM) and airlines. The Supplier does not offer to supply the Products and Services to be provided to Qantas under this Agreement on an exclusive basis. If the Supplier provides similar Products and Services to another airline customer, then the Supplier undertakes to ensure that it treats any information about the Deliverables as confidential.

7.   Subcontracting

7.1  Management and approval: The Supplier must:

     (a) not engage a subcontractor to perform any of the Supplier's obligations under this Agreement without first having obtained Qantas' written consent (which will not be unreasonably withheld); and

     (b)  ensure all subcontractors:

          (i) cooperate with the Supplier and any other subcontractor to the extent required to enable the Supplier to comply with its obligations under this Agreement; and

          (ii) enter into a written agreement with the Supplier incorporating all the terms of this Agreement that relate to the subcontracted work (including but not limited to clause 0 (Termination for Convenience).

7.2 Prime liability: Notwithstanding the engagement of any subcontractor, the Supplier will remain primarily liable for the fulfilment of all of its obligations under this Agreement.

8.   Products to be Supplied

8.1 Basic Requirements: The type and quantity of the Deliverables to be supplied and the Due Date will be as specified in Schedule 7.

8.2 Conformance: The Supplier must supply Deliverables that conform to the Specifications. That may mean the Supplier must modify, enhance or configure the Deliverables to meet the Specifications.

8.3 Change in order: Qantas may cancel or reduce the quantity of any Deliverable ordered by notifying the Supplier before the Due Date for that Deliverable. If Qantas gives the Supplier that notice:

     (a) more than 14 days before the relevant Due Date, Qantas will not be liable for any amounts or expenses for the cancelled Deliverable;

     (b) within 14 days before the relevant Due Date, Qantas will pay to the Supplier an amount equal to 2.5% of the price for the cancelled Deliverable; and

     (c) if any Deliverables contain Qantas - required modifications or development services, then payment will be made to the Supplier for engineering hours actually worked through receipt of notice, in accordance with clause 15.

9.   Staged Supply


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9.1  Delivery: The Supplier must deliver and prepare the Deliverables for testing in accordance with the Project Plan.

9.2 Progression: The Supplier must not commence performing work or supplying Deliverables as required for a Milestone until Qantas has signed a `Progress Report' for the previous Milestone and/or approved progression to the next Milestone.

9.3 Completion: Once the Supplier has fulfilled all of its obligations for a Milestone and all Deliverables for that Milestone have been accepted by Qantas and Qantas has approved progression to the next Milestone, Qantas will sign a Progress Report for that Milestone.

10.  Modifications and Interfaces

10.1 Modifications: If the supply of Deliverables in accordance with Schedule 7 involves the Supplier modifying or adapting the Software or Qantas' existing software (both `Modified Software'), the Supplier must:

     (a) if the modifications or adaptations (`Modifications') are made to the Software, use its best efforts to include the Modifications in any subsequent Release or Version of the Software; or

     (b)  if paragraph (a) does not apply:

          (i) develop the Modifications in a manner so as to substantially limit the need for any re-engineering of the Modifications if Qantas acquired any subsequent release or version of the Modified Software; and

          (ii) develop the Modifications using development tools that are commonly available and ensure that, if it wishes, Qantas will be able to have the Modified Software modified or integrated with other software at a later date.

10.2 Interfaces: If the Supplier is required to develop and supply any interfaces (`Interfaces'), the Supplier must:

     (a) develop each Interface in a way that will enable it to accommodate subsequent Releases and Versions of the Software; and

     (b) use its best efforts to make each Interface interoperable with a wide range of software.

10.3 Source code: Unless otherwise agreed in writing, the Supplier will:

     (a) place in escrow the Source Code Materials for the Modifications, Interfaces and the the Licensed Software; and

     (b)  supply to Qantas the Source Code Materials for the Qantas Software.

10.4 Software Tools: The Supplier must:

     (a) advise Qantas in writing of all software tools used to produce the Modifications where such tools are necessary for ongoing enhancement or maintenance of the Modifications; and

     (b) if specified in Schedule 7, licence or procure a licence for Qantas of those software tools.

11.  Qantas supplied equipment


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11.1 Basis of supply: If Qantas supplies equipment to the Supplier (`Qantas
     Supplied Equipment'):

     (a) the Supplier acknowledges the Qantas Supplied Equipment is and will remain at all times the property of Qantas;

     (b) the Supplier may only use the Qantas Supplied Equipment for the purposes of supplying Deliverables to Qantas;

     (c) the Supplier must inspect the Qantas Supplied Equipment and satisfy itself that it is appropriate for the purposes of supplying Deliverables to Qantas and Qantas gives no warranty as to the merchantability or fitness for purpose of the Qantas Supplied Equipment; and

     (d) the Supplier's use of the Qantas Supplied Equipment to supply Deliverables to Qantas does not affect the warranties given by the Supplier under clause 0 (Warranties).

11.2 Return: The Supplier must return before Final Acceptance of the Deliverables by Qantas any Qantas Supplied Equipment that is not consumed during the supply of Deliverables to Qantas.

12.  Delivery and Timing

12.1 Timely delivery: The Supplier must use reasonable endeavours to deliver and install the Products at the Installation Site on or before each Due Date.

12.2 Fixed delivery date: Where Schedule 7 specifies a `Fixed Due Date' or that delivery must be made not later than a specified date, Qantas may terminate this Agreement without liability if the Supplier has not delivered and installed the Product by that specified date. Qantas' right of termination is in addition to any other remedy Qantas may have against the Supplier for non-performance.

12.3 Delay: If the Supplier is unable to meet any Due Date it must comply with clause 13 (Delay) and notify Qantas of its confirmed date for delivery as soon as possible.

12.4 Acceptance and rejection: The signature of Qantas Personnel on a consignment or delivery document does not constitute acceptance of the Products. Qantas will only accept Products in accordance with clause 18 (Acceptance Testing). However, at the time of delivery, Qantas may reject any Product if it is manifestly non-conforming to the Specifications, the wrong goods or damaged.

12.5 Part deliveries: Qantas may reject any incomplete deliveries and exercise its rights as if the Supplier had not delivered the Products.

13.  Delay

13.1 Initial response: If the Supplier becomes aware of a potential or actual Delay, the Supplier must:

     (a)  immediately notify Qantas of that actual or potential Delay;

     (b)  prepare and submit to Qantas:

          (i)  initial and weekly Project Jeopardy Reports as specified in
               Schedule 8; and

          (ii) work-around plans to overcome the Delay;

     (c) take, and ensure that any affected Subcontractor takes, all steps necessary to comply with the Project Plan;

     (d) comply with its work around plans submitted to Qantas and all reasonable requests made by Qantas to prevent or rectify the Delay; and


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     (e)  if necessary, submit a Change Request under clause 5.1 (Change
          Management).

13.2 Acceleration: If the Supplier notifies Qantas of a Delay under clause 13.1(a), Qantas may exercise its rights of termination under clause 12.2 if applicable or:

     (a)  require the Contract Managers to:

          (i)  meet within 24 hours after receipt of notice from Qantas; and

          (ii) negotiate in good faith to agree on an `Acceleration Plan' to overcome or minimise the effect of the delay which once signed by each party will form part of this Agreement;

     (b) reduce the price to be paid for the part of the Project affected by the Delay by a reasonable amount.

13.3 Termination for delay: If the Supplier fails to:

     (a)  agree on an Acceleration Plan within 14 days of notice of the Delay;
          or

     (b) comply with the Acceleration Plan agreed upon under clause 13.2(a), Qantas may immediately terminate this Agreement by giving the Supplier written notice.

14.  Escrow

14.1 Delivery: If Schedule 7 specify that the Source Code Materials for all or part of the Software are to be held in escrow, the Supplier must, immediately after signing this Agreement:

     (a) deliver to and at all times maintain with an escrow agent acceptable to Qantas (`Escrow Agent') one copy of the most up-to-date version of those Source Code Materials;

     (b)  irrevocably authorise in writing the Escrow Agent to:

          (i) release those Source Code Materials to Qantas if Supplier notifies the Escrow Agent that Supplier has liquidated, dissolved, ceases to carry on in-flight entertainment games development business on a regular basis, ceases to maintain the Licensed Software or Products, or a successor or assignee of Supplier does not assume the obligations of Supplier.

          (ii) allow Qantas to inspect and test the Source Code Materials which are held in escrow if Supplier has been requested by and has given permission to Qantas to do so. This permission will not be unreasonably withheld; and

     (c) provide to Qantas a copy the form of authorisation required to release the Source Code Materials as signed by the Escrow Agent.

14.2 Licence: If the escrow agent validly releases any Source Code Materials to
     Qantas:

     (a) the Licence (as defined by reference to clause 25.1) will extend to use of those Source Code Materials; and

     (b) Qantas or its contractor may use, adapt and modify those Source Code Materials to adapt and modify the Software so that Qantas can use and maintain the Software.

14.3 Escrow Agreement: The parties may agree to enter into a separate escrow Agreement with an escrow agent but the Agreement must contain at least the terms specified in clause 14.1(b)(i).

15.  Price and Payment

15.1 Competitive pricing: The Supplier warrants that each price payable by Qantas is no less favourable than the price paid by other purchasers of similar products or services in similar circumstances.


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15.2 Milestone payment: The Supplier must not invoice Qantas for a Milestone until Qantas has signed a Progress Report verifying completion of that Milestone.

15.3 Payment times: Subject to clause 15.2, Qantas must pay each amount payable for each of the Deliverables on the date and as specified in the Payment Schedule.

15.4 All costs included: All prices for the Products include:

     (a)  delivery costs including freight and insurance; and

     (b)  installation costs (unless specified otherwise in the Schedules).

15.5 Default payment dates: If no payment date is specified in Schedule 9 Qantas must pay each correctly rendered invoice on a nett monthly basis (i.e. by the end of the month following the month in which the invoice is received by Qantas).

15.6 Invoicing: A correctly rendered invoice will clearly identify:

     (a)  the Deliverables (or Milestone) to which the invoice relates;

     (b) the manner of calculating the amount payable by Qantas under the invoice;

     (c)  this Agreement and relevant Qantas contact person; and

     (d) any other information that may reasonably be required by Qantas from time to time.

15.7 Firm prices: Unless specified otherwise in Schedule 9 all the prices payable by Qantas under this Agreement are fixed.

15.8 Method of payment: All payments under this Agreement must be made in U.S. Dollars and may be made by cheque sent to the Supplier's Address for Notices or any other method agreed by the parties.

16.  Risk and Title

16.1 Risk: Risk in each consignment of the Products will pass to Qantas on acceptance of the Deliverables under clause 18 (Acceptance Testing).

16.2 Title: Title in each consignment of the Products (in the case of software only the physical medium) will pass to Qantas upon acceptance of the Products under clause 18 (Acceptance Testing).

17.  Pre-install Testing

17.1 Works tests: The Supplier must, before delivery to Qantas for testing, carry out its standard works tests to establish that the Products are in working order and ensure that each Products does not contain faults or errors.

17.2 Quality assurance: The Supplier must, if requested by Qantas:

     (a)  provide Qantas with copies of the test results; and

     (b)  permit Qantas Personnel to be present for testing.

18.  Acceptance Testing


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18.1 Test Strategy: The Acceptance Test Strategy set out in Schedule 10 is a
     high level acceptance test plan containing the roles and responsibilities of the parties and Qantas' basic requirements for testing of Deliverables.

18.2 Test Plan: The Supplier must:

     (a) prepare and submit to Qantas a detailed acceptance test plan (`Detailed Test Plan') for Qantas' written approval which conforms to the Acceptance Test Strategy; and

     (b) give Qantas at least 7 days' notice before submitting the Deliverables to Qantas for Acceptance Testing.

18.3 Obligations under Test Plan: Each party must carry out the tasks allocated to it in the Detailed Test Plan, including carrying out the Acceptance Tests.

18.4 Submission of Deliverables: The Supplier must submit the Deliverables for each Milestone to Qantas on or before the applicable Due Dates.

18.5 Testing: Qantas must, within 30 days (or other period agreed in writing between the parties) after receiving the Deliverable for testing (or retesting), notify the Supplier that either:

     (a) it accepts the Deliverables, by issuing an Acceptance Certificate to the Supplier; or

     (b) the Deliverables fails to meet the Acceptance Criteria, in which case Qantas may do any of the following:

          (i) reject the Deliverables but require the Supplier to rectify the Deliverables in which case:

               (A) Qantas must notify the Supplier of its reasons for rejection;

               (B) the Supplier must promptly modify, repair or replace that Deliverables and resubmit it to Qantas for testing within 14 days after Qantas' notice; and

               (C) Qantas will retest the Deliverables in accordance with this clause 18; or

          (ii) accept the failed Deliverables, by issuing an Acceptance Certificate to the Supplier;

          (iii) reject the failed Deliverables but continue with other Deliverables which are accepted by Qantas; or

          (iv) terminate this Agreement with immediate effect by giving notice to the Supplier.

     If Qantas exercises its rights under paragraphs (ii) or (iii), the Contract Price will be reduced by an amount equal to the loss of functionality of that failure on Qantas, as reasonably determined by Qantas.

18.6 Further Testing: The parties may agree to a longer period in clause 18
     (b)(i)(B) in which the Supplier must resubmit the Deliverables for testing provided that, where the parties cannot agree on that longer period within the fourteen day period, Qantas may follow clauses 18(b)(iii) or 18(b)(iv).

18.7 Approval of other Deliverables: Acceptance of Deliverables not falling within the Detailed Test Plan will be subject to Qantas' approval (which will not be unreasonably withheld).

19.  Warranties


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19.1 Performance warranties: The Supplier gives the following `Performance
     Warranties':

     (a) during the Warranty Period and any Support Period the Deliverables will provide the functions and meet the performance criteria set out in the Specifications;

     (b)  the Products (when supplied) will:

          (i)   be of merchantable quality;

          (ii)  be fit for the purpose for which it is provided; and

          (iii) be virus free.

19.2 Other warranties: In addition, the Supplier warrants that:

     (a)  the Services will be supplied:

          (i) efficiently, with due care and skill and to the best of the knowledge and expertise of the Supplier and its Personnel;

          (ii) in accordance with all reasonable directions Qantas may give from time to time; and

          (iii) in compliance with all applicable US laws, regulations and material industry codes of conduct.

     (b) it has the right to grant Qantas licences in accordance with this Agreement;

     (c) the Documentation will be complete and accurate and suitable and sufficient to enable Qantas' Personnel to make full use of the Deliverables;

     (d) it has been informed completely of the scope of the work and possesses the skill, experience, capacity and resources necessary to perform the Services;

     (e) it has disclosed to Qantas any actual, threatened or potential litigation in which the Supplier might be involved, which might materially affect the Supplier's ability to perform its obligations under this Agreement; and

     (f) it has disclosed to Qantas any conflict of interest which may exist or is likely to arise during the term of the Agreement between itself, its employees and agents and those of Qantas.

20.  Warranty Issues

20.1 Warranty period: The Warranty Period for a Deliverable begins on Acceptance of that Deliverable.

20.2 Extension: The Warranty Period will be extended by any period taken by the Supplier to correct a failure of all or any part of any Deliverable to comply with the Performance Warranties.

20.3 Reports: The Supplier must supply Qantas with monthly Performance Warranty reports (in a form approved by Qantas) throughout the Warranty Period specifying:

     (a)  Failures notified to the Supplier by Qantas;

     (b)  Failures discovered by the Supplier; and

     (c)  corrective action taken by the Supplier and the effect of that action.

20.4 Remedies: In case of breach of the warranties contained in clause 19.1, Supplier will, at its own cost:

     (a)  promptly correct or replace any defective Software or,

     (b) if not practicable, Supplier will accept the return of the defective Software and refund to Qantas :

          (i)  the amount actually paid by Qantas for the defective Software,

          (ii) a pro rata share of any maintenance fees that Qantas actually paid to Supplier for the period that such Software was not useable and was under warranty.


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     (c)  this section 20.4 sets forth Qantas' exclusive remedy, and Supplier's exclusive liability, for any breach of warranty contained in clause 19.1.

20.5 Limitations: The warranty provided in clause 19.1 hereof will not apply to the extent that the breach of warranty or Product defect is not brought to the attention of Supplier during the applicable warranty period or as a result of:

     (a) Qantas failure to properly install or use the Product in accordance with the Documentation,

     (b)  failure of the operating environment or hardware failure,

     (c)  modification of the Products other than by Supplier,

     (d) failure to promptly or properly install a Software Modification or Version provided to Qantas by Supplier that would have eliminated the defect,

     (e) use of the Products with ambiguous date related data or in a Year 2000 non-compliant operating environment, or

     (e) the combination of the Products with other items not provided by Supplier, but only if the breach would not have occurred from use of the Product alone with the designated hardware of the Current Environment existing as of the date of this Agreement.

20.6 Disclaimer: Except as expressly provided in this Agreement, all Warranties, conditions, representations, indemnities and guarantees with respect to the Products, Services and the Deliverables, whether expressed or implied, arising by law, custom, prior oral or written statements by Supplier, its agents or otherwise (including but not limited to any warranty of merchantability, fitness for particular purpose, satisfactory quality and non-infringement) are hereby over-ridden, excluded and disclaimed.

21.  Support

21.1 Scope: The Supplier must provide during the Warranty Period and each Support Period:

     (a)  the support set out in this clause 0;

     (b)  any other support specified in Schedule 13; and

     (c) any support otherwise agreed in writing between the parties from time to time.

21.2 Fees: There will be no fees payable by Qantas for support during the Warranty Period. Qantas must pay the Supplier the Support Fees for the support provided during each Support Period.

21.3 Breach of Performance Warranty: If the Supplier becomes aware or Qantas notifies the Supplier of a failure of all or any part of the Deliverables to comply with the Performance Warranties (`Failure'), the Supplier must correct the Failure in accordance with the response times specified in
     Schedule 13, including by replacing or resupplying all or part of the Deliverables if necessary.

21.4 Updates: The Supplier must, at no extra cost to Qantas, during the Licence period specified in Schedule 9:

     (a) offer all new Releases and Versions of the Software to Qantas that Supplier will make generally available as part of its standard maintenance updates; ; and

     (b) if reasonably required to do so by Qantas, demonstrate the functionality and performance of the new Release or Version.


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21.5 Continuity of Support: The Supplier must continue to provide support for each new Release or Version forming part of the Software being used by Qantas until at least 18 months after the next new Release or Version of that Software has been offered to Qantas.

21.6 Superseded Release or Version: If Qantas does not accept a new Release or Version offered by the Supplier under clause 21.4, the period specified in clause 21.5 will start on the date that Qantas notifies the Supplier that it does not wish to accept the new Release or Version.

21.7 Warranty: The Supplier warrants that any new Version or Release of the Software will comply with the Performance Warranties in clause 19 (Warranties).

22.  Documentation

22.1 Supply: The Supplier must supply to Qantas the Documentation specified in
     Schedule 11 and any other documentation normally provided with the Deliverables. Qantas may make as many copies of the Documentation as it reasonably requires.

22.2 Requirements: The Documentation must be:

     (a) sufficient to allow Qantas Personnel to understand, properly use and operate the Products; and

     (b) current and accurate, which means the Supplier must update the Documentation when:

          (i) a defect in the Documentation is noticed by the Supplier or brought to the Supplier's attention;

          (ii)  any Product is upgraded;

          (iii) new or replacement Products are supplied by the Supplier in accordance with this Agreement (for example as part of the support under clause 21 (Support)).

23.  Training

23.1 Supply: The Supplier must provide Qantas with the Training in accordance with Schedule 12.

23.2 Additional training: Qantas may request additional training at the rates specified in Schedule 12 (or, if none are specified, at the Supplier's current training rates).

24.  Assignment of Intellectual Property Rights (IPR)

24.1 Qantas Software: The Supplier assigns to Qantas all existing and future IPR in the Qantas Software and any Documentation for the Qantas Software.

     (a) the Supplier must, at its own cost, do all things and execute all documents necessary to effect the assignments. he Supplier must supply to Qantas the most current version of the Source Code Materials for the Qantas Software on:

          (i)  Acceptance of the Qantas Software; and

          (ii) the supply of any new Release or Version of the Qantas Software.

     (b) the Supplier may use the Qantas Software only to provide support to Qantas Group Companies.

24.2 Licensed Software: the Supplier does not assign any respective rights, titles and interest in the Licensed Software and shall retain all rights, title and interest in all modifications and derivative works thereof made by the Supplier.


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25.  Licences

25.1 Licence Rights: The Supplier grants Qantas a non exclusive, royalty free, paid-up licence during the Licence period specified in Schedule 9 to use the object code version of the Licensed Software for Qantas Group Company business purposes;

25.2 Additional rights: Each licence granted to Qantas in this clause includes the rights to:

     (a)  use the Licensed Software to conduct any acceptance tests;

     (b)  use the Licensed Software on any hardware;

     (c) assign that licence to any third party but only for the purpose of the third party using that licence for providing services to Qantas with prior written consent from the Supplier, which will not be unreasonably withheld;

     (d) make as many back-up or stand-by copies of the Licensed Software as Qantas reasonably requires; and

     (e) sub-licence its rights under clause 25.1 to the extent necessary for Qantas to install and operate the Licensed Software.

25.3 Conditions and limitations: Schedule 7 specifies any conditions or limitations to be imposed upon or with respect to any licence granted to Qantas under this clause.

25.4 Third Party Software: The Supplier must reasonably procure for Qantas licences to use any Third Party Software set out in Schedule 7 on terms no less favourable than those specified in this clause 25 for the Licensed Software.

25.5 Conversion: If Qantas wishes to change the nature, extent or duration of a licence for Licensed Software (`revised licence'), the Supplier must credit Qantas with the value of the fee paid for the existing licence and apply that fee toward the fee for the revised licence of the Licensed Software. If the revised licence is for a reduced period, the credit will be for the unexpired portion of the existing licence period calculated on a pro rata basis. If the revised licence is for a reduced period, no credit will be given for the fees already paid for in advance by Qantas.

26.  Intellectual Property Warranty and Indemnity

26.1 Warranties: The Supplier warrants that:

     (a) the Supplier is capable of validly making the assignments and granting the licences in clauses 24 (Assignment of Intellectual Property Rights) and 25 (Licences); and

     (b) use of the Deliverables and Documentation by Qantas in accordance with this Agreement will not infringe the IPR of any person.

26.2 Notification: In the event of an IPR Claim, the party receiving the claim must notify the other party of that claim in writing as soon as practicable.


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26.3 Action required: If an IPR Claim is made against Qantas the Supplier must, at its cost, defend Qantas against the IPR Claim and Qantas agrees to provide any assistance the Supplier reasonably requires in defending the IPR Claim and the Supplier must at its option:

     (a) modify the Deliverables so that the use of the Deliverables ceases to infringe the rights of that person (while still complying with the Warranties);

     (b) procure promptly for Qantas the right to use the Deliverables free of any claim or liability for infringement; or

     (c) replace the Deliverables promptly with non-infringing substitute products that complies substantially with the Warranties in clause 19 (Warranties).

26.4 Settlement: If the Supplier fails to comply with clause 26.3 within 60 days after Qantas notifies the Supplier of an IPR Claim, the Supplier must comply with any reasonable settlement of that IPR Claim (including by paying money) negotiated by Qantas after that date.

26.5 Replacements: If the Supplier replaces all or part of the Deliverables under clause 26.3(c), the Supplier must procure for Qantas free of charge to Qantas those replacement products or the right to use them on terms no more onerous than those contained in this Agreement.

27.  Confidential Information

27.1 Definition: In this Agreement `Confidential Information' of a `Disclosing Party' means:

     (a)  all information:

          (i) disclosed (whether orally, in writing or in any other form) by the Disclosing Party to the other party (`Recipient') for the purposes of this Agreement; and

          (ii) treated by the Disclosing Party as confidential; and

     (b) all copies, notes and records and all related information generated by the Recipient based on or arising out of any such disclosure.

27.2 Confidentiality: The Recipient:

     (a)  must keep the Confidential Information confidential;

     (b) may use the Confidential Information but only in relation to this Agreement; and

     (c) may disclose the Confidential Information to enable it to perform its obligations under this Agreement but only:

          (i)  to Permitted Employees and Permitted Disclosees; and

          (ii) to the extent that the Permitted Employee or Permitted Disclosee has a need to know.

27.3 Permitted Employees: A `Permitted Employee' is an officer or employee of the Recipient (or in the case of Qantas, an officer or employee of a Qantas Group Company) who before disclosure has been directed and undertaken orally or in writing to comply with clauses 27.2, 27.5, 27.7 and 27.8(b) (`Undertaking').

27.4 Permitted Disclosees: A `Permitted Disclosee' is a person (other than a Permitted Employee) who:

     (a) who has been approved by the Disclosing Party before any disclosure of Confidential Information is made; and

     (b) has agreed in writing to comply with clauses 27.2, 27.5, 27.7 and 27.8(b) (also an `Undertaking').

27.5 Undertakings: The Recipient must enforce each Undertaking.


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27.6 Other Obligations: The Recipient must:

     (a) not copy the Confidential Information or any part of it other than as strictly necessary for the purposes of this Agreement and must mark if required by the Disclosing Party any such copy `Confidential - [Disclosing Party]';

     (b) safeguard the Confidential Information in the same way as the Recipient safeguards its own confidential information;

     (c) implement security practices against any unauthorised copying, use, disclosure (whether that disclosure is oral, in writing or in any other form), access and damage or destruction;

     (d) immediately notify the Disclosing Party if the Recipient suspects or becomes aware of any unauthorised copying, use or disclosure in any form; and

     (e) comply with any reasonable direction issued regarding a suspected or actual breach.

27.7 Return of materials: On termination of this Agreement, or earlier on reasonable request by the Disclosing Party (as long as that request does not prevent or limit the Recipient's ability to perform its obligations under this Agreement) the Recipient must promptly return to the Disclosing Party or destroy any or all copies of Confidential Information, in which case any right to use, copy and disclose that Confidential Information ceases.

27.8 Survival: The Recipient's obligations under this clause 0:

     (a)  do not apply to the extent that information is:

          (i)   independently developed or known by the Recipient;

          (ii) public knowledge (otherwise than as a result of a breach of this Agreement); or

          (iii) required to be disclosed or retained by law; and

     (b) continue indefinitely in relation to Confidential Information, even if that Confidential Information is returned to the Disclosing Party or destroyed.

28.  Performance Bond

     Intentionally left blank

29.  Alliance Partners

29.1 If requested to do so by Qantas, the Supplier will enter into an Agreement with one or more of the Alliance Partners on terms and conditions no less favourable to the Alliance Partner than those provided to Qantas in this Agreement, so long as the Agreement with the Alliance Partner is for Deliverables that are the same as the Deliverables that Qantas is acquiring from the Supplier under this Agreement.

29.2 This Agreement conveys no obligation on any Alliance Partner to acquire any Deliverables from the Supplier.

29.3 This Agreement conveys no obligation on the Supplier to amend or replace any of the terms, conditions or prices in existence at the date of this Agreement between the Supplier and any Alliance Partner.

29.4 In determining prices for any Deliverables which may be offered to an Alliance Partner the Supplier or an Alliance Partner may, in addition to an adjustment for escalation, seek an equitable adjustment due to variances in volume (that is where quantities are less than those required by Qantas under this Agreement) and /or timing for delivery (that is, where the lead time for delivery of the Deliverables ordered is less than that required by Qantas under this Agreement).


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29.5 This Agreement conveys no obligation on the Supplier to enter an Agreement with any Alliance Partner for the supply of the Deliverables.

30.  Indemnities

30.1 Subject to clause 31, The Supplier must defend and indemnify Qantas, Qantas Group Companies and their Personnel from and against all Damages suffered or incurred by any of those indemnified to the extent that those damages are suffered or incurred as a result of, whether directly or indirectly, of:

     (a)  an IPR Claim;

     (b)  any breach of this Agreement by the Supplier;

     (c) a claim, demand, suit, action or proceeding by a third party arising from an act or omission of the Supplier or its Personnel in connection with this Agreement whether negligent or not;

     (d) without limiting paragraph 30.1(c) any act of omission of the Supplier or its Personnel in connection with this Agreement resulting in or contributing to:

          (i) claims by any third party against Qantas in respect of personal injury or death; or

          (ii) loss of or damage to physical property.

30.2 The Supplier shall have no indemnity obligation to Qantas, Qantas Group Companies and their alliance partners, currently British Airways, and their Personnel under this Section to the extent the infringement claim results from:

     (a) a correction or modification of the Product not provided by Supplier, such as a Modification made by Qantas;

     (b) the failure to promptly install a Release provided to Qantas by Supplier ; or

     (c) the combination of the Product with other items not provided by Supplier, unless the infringement would have occurred from use of the Product alone.

30.3 Subject to clause 31, Qantas must defend and indemnify the Supplier and their Personnel from and against any Damages suffered or incurred by any of those indemnified to the extent that those damages are suffered or incurred as a result of, whether directly or indirectly of:

     (a)  an IPR claim

     (b)  any breach of this Agreement by Qantas

     (c) a claim, demand, suit, action or proceeding by a third party from an act or omission of Qantas or its Personnel in connection with this Agreement whether negligent or not;

     (d) without limiting paragraph 30.3(c) any act or omission of Qantas or its Personnel in connection with this Agreement resulting in or contributing to:

          (i) claims against the Supplier in respect of personal injury or death; or

          (ii) loss or damage to physical property.


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31.  Liability

31.1 Limitation: If a party makes a claim against the other party for any act or omission of the other party relating to this Agreement (including claims based in contract, tort (including negligence), common law, equity, statute or otherwise) that other party's liability is limited in aggregate to the greater of:

     (a)  $1 million;

     (b)  the insurance claimable for that liability; and

     (c) the aggregate of the amounts actually paid by Qantas to the Supplier under this Agreement and the Contract Price.

31.2 Exclusion: The limitation of liability in clause 31.1 does not apply to

     (a) the Supplier's liability to indemnify Qantas under clauses 27 (Confidential Information), 30.1(a), 30.1(c) and 30.1(d) which is unlimited; or

     (b) Qantas' liability to indemnify the Supplier under clauses 27 (Confidential Information), 30.3(a), 30.3(c) and 30.3(d) which is unlimited.

31.3 Definition: In this clause, `Contract Price' means the total amount paid and payable by Qantas to the Supplier under this Agreement.

32.  Insurance

32.1 Policies: The Supplier must take out valid and enforceable insurance policies:

     (a)  of the types and for the coverage specified in Schedule 14;

     (b)  with insurers and on terms approved by Qantas; and

     (c) that are primary and without any right of contribution by Qantas or any insurance effected by Qantas.

32.2 Content: If required by Qantas the Supplier must ensure that the insurance policies:

     (a) name Qantas and its officers, employees and agents as `Additional Insured' persons;

     (b) contain clauses providing that each of the insured and Additional Insured has a separate insurable interest; and

     (c) the Additional Insured are not affected by any breach of warranty by the Supplier.

32.3 Maintenance: The Supplier must within 30 days of installation on Qantas aircraft and each year on the anniversary of that date prior to termination of this Agreement provide Qantas with certificates from the Supplier's insurers certifying that the Supplier has insurance as required by this clause 32.

33.  Taxation and Employer Obligations

33.1 Indemnity: The Supplier is responsible for and must pay or reimburse Qantas for and indemnify Qantas against all taxes (other than GST), charges, fees and other imposts of whatever kind (including any fine or penalty) that are in force at the date of this Agreement and are levied, assessed, charged or collected in connection with:

     (a)  this Agreement (including payments made under this Agreement);

     (b)  the sale or licensing of the Deliverables under this Agreement; or

     (c)  the performance of the Services under this Agreement.


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33.2 Change in tax law: Other than as set out in clause 34, if any applicable law:

     (a) increases or decreases the rate of any taxes, charges, fees and other imposts of whatever kind levied, assessed, charged or collected which are directly related to the provision of, or payment for, goods and services under this Agreement (`Taxes'); or

     (b) introduces any new Taxes or abolishes previously applicable Taxes, and as a result the amount payable by Supplier for Taxes is increased or decreased, Supplier and Qantas will negotiate in good faith any increase or decrease of the prices.

33.3 Inclusions: Prices include sales tax unless Qantas quotes in writing its sales tax registration number or provides evidence in some other form acceptable to the Supplier that sales tax should not be charged. Prices and invoices must separately itemise sales tax. Any future adjustment to sales tax rates (increases or decreases) will adjust the price of the Deliverables for all sales affected by the tax amendments.

33.4 Claims: If requested by Qantas, the Supplier must cooperate in reviewing and making a claim for a refund of sales tax. The Supplier agrees that if it is determined that sales tax charged in this Agreement is found to be overpaid, then any amount refunded to the Supplier must be repaid to Qantas within 30 days of receipt by the Supplier.

33.5 Deductions: Where required to do so by relevant taxation legislation or regulation, Qantas will deduct taxes from payments to the Supplier, except where the Supplier can provide evidence issued by the relevant taxation authority of an exemption from, or rate variation of, such taxes. Where any taxes are deducted, Qantas will supply to the Supplier evidence of the payment of such taxes.

33.6 Payroll Taxes: The Supplier indemnifies Qantas in respect of any claim (and all costs and payments associated with any claim) whether or not the Supplier is liable at law for the amount the subject of the claim, which may be made against Qantas by, or on behalf of:

     (a) a State or Territory Payroll Tax Office in respect of any payroll tax or penalties that the office may seek to recover from Qantas in respect of any amounts paid to the Supplier under this Agreement; and

     (b) any revenue raising authority including the Commissioner of Taxation in respect of any other payment, liability or penalty that the authority may seek to recover from Qantas in respect of any amounts paid to the Supplier under this Agreement.

33.7 Tax Instalments: The Supplier must ensure that it complies with all obligations relating to payments of tax instalment deduction, deductions from prescribed payments, fringe benefits tax, superannuation, payroll tax and any other taxes or levies imposed upon an employer which arise in respect of any amounts paid to the Supplier under this Agreement and that it complies with all requirements imposed on an employer under the relevant legislation to keep records, lodge returns and provide information in relation to such obligations. The Supplier must provide to Qantas upon request proof that these obligations have been complied with.

34.  Goods and Services Tax

34.1 GST Definition: 'GST' means any goods and services tax imposed by legislation enacted by the Commonwealth Government of Australia including but not limited to a tax imposed by the A New Tax System (Goods and Services Tax) Act 1999 (C'th) and the related imposition Acts of the Commonwealth.


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                                    Page 24                         Confidential

34.2 Supply Definition: In this clause, 'Supply' has the meaning given to it by the legislation enacted or amended from time to time by the Commonwealth Government of Australia in relation to the imposition of GST.

34.3 Base Price: Notwithstanding any other clause in this Agreement, the amount payable for the Supply of any goods, services or other things under this Agreement (other than as required by this clause) ('Base Price') has not been calculated to include GST.

34.4 GST: If GST is imposed on any Supply made pursuant to this Agreement, Qantas must pay, in addition to the Base Price an amount calculated by multiplying the prevailing GST rate by the Base Price. Subject to clause 34.6, any amount payable under this clause 34.4 is payable on the day that payment of the Base Price (or part of the Base Price) for the Supply that has given rise to the obligation to pay GST, is required pursuant to this Agreement.

34.5 TPA Warranty: Prior to calculating the additional amount payable pursuant to clause 34.4, the Supplier agrees to adjust the Base Price to reflect any abolition or reduction of taxes which has occurred as result of or in connection with the imposition of the GST and represents and warrants that it will pass on to Qantas the full benefit of the abolition or reduction of such taxes and will otherwise comply with the provisions of Part VB of the Trade Practices Act 1974 (C'th).

34.6 Tax Invoice: The Supplier must ensure that any invoice or other request or demand for payment of Supplies provided by it to Qantas shall constitute a tax invoice under the relevant GST legislation or any ATO Public Ruling and will enable Qantas to claim input tax credits in respect of Supplies to which the invoice relates. No amount shall be due and payable by Qantas in respect of any Supply under this Agreement unless Qantas has received from the party making the Supply a tax invoice which complies with this clause.

34.7 Co-operation: The parties agree to use reasonable efforts to do everything required by the relevant GST legislation or any ATO Public Ruling to enable or assist the other party to claim or verify any input tax credit, set off, rebate or refund in respect of any GST paid or payable in connection with Supplies under this Agreement.

34.8 Other Costs: If any amount payable by Qantas under this Agreement is calculated by reference to any cost, expense or other liability ('Cost') incurred by any person including the Supplier, the Cost for the purposes of that calculation shall be the amount of the Cost actually incurred by the relevant party less the amount of any input tax credits (as defined in the relevant GST legislation) which that party is entitled to claim in respect of that Cost. The Supplier must provide details of the Cost and any input tax credits to Qantas on demand.

35.  Escalation and Dispute Resolution

35.1 Requirements: Before a party (`Notifying Party') seeks any external dispute resolution in relation to this Agreement, it must follow the escalation procedure set out in clause 35.2.


--------------------------------------------------------------------------------
                                    Page 25                         Confidential

35.2 Procedure: The Escalation procedure is as follows:

     (a) the Notifying Party's Contract Manager must notify the other Contract Manager, setting out the reasons for its dissatisfaction or the alleged breach (`Issue');

     (b)  the Contract Managers must meet and discuss the Issue;

     (c) if the Contract Managers cannot resolve the Issue within 10 days of notification of the Issue, each Contract Manager must notify the respective parties' main representative (the person specified in Schedule 15 or his or her nominee);

     (d) each parties' representative must meet and attempt to resolve the Issue; and

     (e) if the parties' representatives cannot resolve the Issue within 10 days after notice of the Issue to the representatives, Qantas may request the Supplier's chief executive officer to meet with Qantas' General Manager for Information Technology and attempt to resolve the Issue.

35.3 Urgent Relief: Nothing in this clause 35 prevents a party from seeking urgent interlocutory relief.

36.  Termination

36.1 By Supplier: The Supplier may terminate this Agreement if Qantas has breached clause 15 (Price and Payment) of this Agreement and fails to remedy that breach within 60 days after receiving notice requiring it to do so.

36.2 By Qantas: Qantas may terminate this Agreement:

     (a) by notice in accordance with clauses 6.2(b)(ii) (Personnel), 12 (Delivery & Timing), 13.3 (Termination for Delay), or 18.5(b) (Acceptance Testing)

     (b) immediately by notice if the Supplier breaches any provision of this Agreement and that breach:

          (i)  is not capable of being remedied; or

          (ii) is capable of being remedied but the Supplier fails to remedy the breach within 60 days after receiving notice requiring it to do so; or (c) immediately by notice if any event referred to in clause 36.3 happens to the Supplier.

36.3 The Supplier must notify Qantas immediately if:

     (a) it disposes of the whole or any part of its assets, operations or business other than in the normal course of business;

     (b) any step is taken to enter into any arrangement between the Supplier and its creditors;

     (c)  the Supplier ceases to be able to pay its debts as they become due;

     (d)  the Supplier ceases to carry on business;

     (e) any step is taken by a mortgagee to enter into possession or dispose of the whole or any part of the Supplier's assets or business;

     (f) any step is taken to appoint a receiver, a receiver and manager, a trustee in bankruptcy, a liquidator, a provisional liquidator, an administrator or other like person of the whole or any part of the Supplier's assets or business;

     (g)  the Supplier is a partnership and:

          (i)  any member of the partnership is declared bankrupt; or

          (ii) any step is taken to dissolve the partnership; or

     (h) there is any material change in the direct or indirect beneficial ownership or control of the Supplier.

37.  Termination for Convenience


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                                    Page 26                         Confidential

37.1 Qantas may terminate this Agreement in whole or part at will by giving notice to the Supplier. Except if clause 8.3 (Change in Order) applies, Qantas will compensate the Supplier a reasonable amount for loss unavoidably suffered by the Supplier as a result of the termination providing:

     (a)  the Supplier provides evidence of the loss having been suffered;

     (b)  the Supplier uses its best efforts to mitigate against any such loss;
          and

     (c)  the amount payable by Qantas is limited to the lesser of:

          (i)  the Contract Price remaining unpaid on the date of termination;
               or

          (ii) if performance is in Milestones, the Contract Price remaining unpaid for that Milestone.

38.  Effects of Termination

38.1 On termination of this Agreement by either party:

     (a) the Supplier must stop working on, and seek to cancel the supply of any incomplete or undelivered Deliverables (`Work in Progress') (unless otherwise agreed between the parties) and if required by Qantas deliver the Work in Progress to Qantas;

     (b) both parties must pay all amounts owed by it in connection with this Agreement, including under any indemnities;

     (c) clauses 19 (Warranties) for Deliverables Finally Accepted, 0 (Licences) for Software Finally Accepted, 26 (Intellectual Property Warranty and Indemnity), 30 (Indemnities), 33 (Taxation and Employer Obligations) and 38 (Effects of Termination) will continue;

     (d) the obligations of confidentiality (but not the rights to use or disclose) under clause 27 (Confidential Information) will continue to apply to the parties;

     (e)  if prior to expiry of the Warranty Period:

          (i) Qantas must promptly notify the Supplier which parts of the products supplied under this Agreement Qantas elects to return (`Returned Products') or retain (`Retained Products');

          (ii) any licence granted under this Agreement with respect to Returned Products will cease;

          (iii) any licence granted under this Agreement with respect to the Retained Products will continue;

          (iv)  the Supplier must:

               (A)  promptly remove the Returned Products; and

               (B) immediately pay to Qantas the pro-rata amount paid by Qantas to the Supplier for the Returned Products before the date of termination; and

               (C) Qantas will pay for Licensed Products and services rendered up to the time of termination

          (v) Qantas must pay the Supplier a mutually agreed amount for the Retained Products and any Services provided before the date of termination and not paid for, less any amount owed by the Supplier to Qantas in connection with this Agreement, including under any indemnity.

39.  Return of Materials

     Upon request by Qantas or Supplier and on termination or expiry of this Agreement Qantas or the Supplier must immediately:


--------------------------------------------------------------------------------
                                    Page 27                         Confidential

     (a) return to the respective parties all material or other property of the other party (including materials containing Confidential Information belonging to the other party) and all copies of them; or

     (b) if requested by the other party, destroy the material referred to in paragraph (a) and certify in writing to the other party that material has been destroyed.

40.  Money Recoverable by Qantas

     Any refunds, damages, liquidated damages, costs and expenses recoverable by Qantas from the Supplier as a result of the Supplier's breach of this Agreement may be deducted from any performance bond or from money then due to the Supplier under this Agreement and if that money is insufficient for that purpose, the balance remaining unpaid will be a debt due by the Supplier to Qantas and may be:

     (a) set off against any other money due to the Supplier by Qantas under this or any other Agreement between Qantas and the Supplier; or

     (b) recovered from the Supplier by Qantas in any court of competent jurisdiction.

41.  General

41.1 Public Statement: Unless required by law, the Supplier may not make any public statement about this Agreement or the Services unless it has first obtained written consent from Qantas.

41.2 All things necessary: The Supplier must:

     (a) use reasonable efforts to do all things necessary or desirable to give full effect to this Agreement; and

     (b) refrain from doing anything that might hinder performance of this Agreement.

41.3 Notices: A party notifying or giving notice under this Agreement must give notice:

     (a)  in writing;

     (b) addressed to the address of the other party specified in Schedule 15 or as altered in accordance with clause 41.5; and (c) left at or sent by prepaid post or by fax to that address.

41.4 Service of Notice: A notice given in accordance with clause 41.3 is received:

     (a)  if left at the recipient's address, on the date of delivery;

     (b)  if sent by prepaid post, 5 days after the date of posting; and

     (c) if sent by fax, when the sender's facsimile system generates a message confirming successful transmission of the total number of pages of the notice.

41.5 Variation to address: Each party must advise the other in writing of an address for notices which they may, at any time, change by written notice to the other party.

41.6 Relationship of parties: Nothing in this Agreement or any circumstances associated with it or its performance give rise to any relationship of agency, partnership or employer and employee between Qantas and the Supplier or between Qantas and any Personnel of the Supplier.


--------------------------------------------------------------------------------
                                    Page 28                         Confidential

41.7 Waiver: If a party:

     (a) has a right arising from another party's failure to comply with an obligation under this Agreement; and

     (b) delays in exercising or does not exercise that right, that delay in exercising or failure to exercise is not a waiver of that right or any other right.

41.8 Assignment: Qantas shall not assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without Supplier's prior approval, except that Qantas may assign this Agreement to any Qantas Group Company if such assignee executes an Agreement which states that it shall be bound by the terms of this Agreement.; Qantas acknowledges that the Supplier may assign this Agreement in the situation whereby the Supplier has a change of ownership, and the acquiring party intends to continue to carry on in-flight entertainment games business on the same terms and conditions as set out in this Agreement. If the acquiring party is a company that Qantas elects not to do business with then Qantas may elect to exercise its rights under clause 37 and proceed to terminate this Agreement. If Qantas does terminate the Agreement following the change of ownership of the Supplier then Qantas' obligation to pay any Licence fees ceases on the date of termination.

41.9 Entire Agreement and variation: This Agreement including its schedules and any attachments:

     (a) constitutes the entire Agreement between the parties as to its subject matter;

     (b) in relation to that subject matter, supersedes any prior understanding or Agreement between the parties and any prior condition, warranty, indemnity or representation imposed, given or made by a party; and

     (c)  may only be amended in writing signed by both parties.

41.10 Confidentiality: Each party agrees (except with the prior written consent of the other):

     (a)  not to commercially advertise the supply of these services to Qantas;

     (b) to treat as strictly confidential all information supplied by either party to the other and to use its best endeavours to prevent details of this Agreement becoming known to third parties other than its legal and financial advisers and Alliance Partner, currently British Airways.

41.11 Priority of documents: If there is any inconsistency between any of the terms of this Agreement the order of priority for the purposes of construction is:

     (a)  clauses 1 to 41;

     (b)  the Schedules;

     (c)  the Specifications; and

     (d)  any other attachments.

41.12 Governing law: This Agreement is governed by the laws applicable in the State of New South Wales and each party submits to the jurisdiction of the courts of that State.


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                                    Page 29                         Confidential

--------------------------------------------------------------------------------
                   QANTAS SOFTWARE SUPPLY & SUPPORT AGREEMENT
                                SCHEDULES - GAMES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Schedule 1
                                COMMENCEMENT DATE
--------------------------------------------------------------------------------

This Agreement commences on the day that this Agreement is signed.

--------------------------------------------------------------------------------

Schedule 2
                                CONTRACT MANAGERS
--------------------------------------------------------------------------------

Qantas Airways:  Mace Rosenblatt, Delivery Manager

Supplier:        Doug Hoffman, Program Manager.

--------------------------------------------------------------------------------

Schedule 3
                                  KEY PERSONNEL
--------------------------------------------------------------------------------

Qantas Airways:   John Flanagan, Marketing Product
                  Mace Rosenblatt, Delivery Manager
                  Anne Christie, IFE Co-Ordinator, Inflight Entertainment
                  Michael Freedman, Executive Producer Inflight Entertainment

Supplier:         Doug Hoffman, Program Manager
                  Tony Hoffman, Software Manager
                  Mark Malinak, Vice President of Sales

--------------------------------------------------------------------------------

Schedule 4
                           ROLES AND RESPONSIBILITIES
--------------------------------------------------------------------------------

The Supplier must perform all of the roles and responsibilities set out in document no. IFE-802- Games - PMR-1.0, Scope of Work and Program Management Requirements for Games, and document no. IFE-801-Games - SOR - 1.0. Statement of Requirements for Games.

A summary of the roles of both parties are as follows:

Supplier

(a) Provide the object code of up to 10 games selected by Qantas

(a) Carry out any Integration testing of the suite of games to ensure that they run on the Qantas Rockwell Collins TES IFE system.

(b) Carry out any personalisation of the graphics of the games requested by Qantas.

(c) Configuration, installation and testing of the software on the Qantas Rockwell Collins TES IFE system.

(d) Provide installation support during installation and integration testing

(e) Provide technical support during installation and integration testing and throughout the term of this Agreement


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                                    Page 30                         Confidential

Qantas

(a) Provide any information as required in order for Suppler to supply the Deliverables.

(b) Arrange for appropriate facilities for Supplier to be able to conduct the configuration, installation and testing required by Qantas.

(c) Make payment to the Supplier for any Deliverables associated with this Agreement on verification of a validly submitted invoice.

--------------------------------------------------------------------------------

Schedule 5
                                 SPECIFICATIONS
--------------------------------------------------------------------------------

The Supplier must perform all of the roles and responsibilities set out in the Specifications. The specifications for technical and product requirements of the games software are set out in #IFE - 801-Games -SOR -1.0, Statement of Requirements. This includes the specification for the Current Environment for the IFE games software which is Rockwell Collins TES Core E IFE system that will be installed on all classes of the Qantas 747 fleet.

The specifications for the scope of work and project management requirements for the delivery of the Deliverables.are set out in #IFE - 802-Games -PMR -1.0 .

--------------------------------------------------------------------------------

Schedule 6
                                  PROJECT PLAN
--------------------------------------------------------------------------------

Supplier will develop, implement and maintain a Project Plan using the guidelines and approach specified in document #IFE - 802- PMR-1.0. The Project Plan will be agreed with the Qantas Contract Manager and the Supplier will provide progress reports to the Qantas Contract Manager to ensure that the Project Plan and its schedule is adhered to.

--------------------------------------------------------------------------------

Schedule 7
                                  DELIVERABLES
--------------------------------------------------------------------------------

o    Software

Supplier will supply the object code for a suite of 10 games that have been designed to operate on the Qantas Rockwell Collins TES Core D IFE system rack. Qantas can select these games from the following titles:

Solitaire
Black Jack
Backgammon
Othello
Tetris
Twins Cafe Match game
Zero G
Trivia Game
Hangman
Professional Gold Digger
Draw Poker
Chinese Solitaire


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                                    Page 31                         Confidential

Crossword
Tic-Tac-Toe
Noisy Farm
Slots
Keno

Each of these games is available in English as well multiple languages. Multi -language versions of a game are counted as the same game, not individual games. Qantas may substitute any game from the current list at any time, at no additional cost from the Supplier. Any costs associated with integrating the new game with the Rockwell Collins IFE system software will be Qantas' expense.

Game Content Package Updates

Game content package updates are available for Trivia and Crosswords

Trivia Game -Update packages of 500 questions are available for the initial and additional topics typically with a 4 week lead time.

Crossword Game - Puzzles categories can also be selected for target audience demographics and destination themes. Puzzles are available in packages of 20.

Testing
Supplier will carry out all necessary testing of the software from the design phase through to final installation. Supplier will use test matrixes and automated data input to test all reasonable input to a software module. The software will be tested at Supplier's facilities and then configured, installed and tested at the Rockwell Collins facility on the Qantas TES rack. Cost for any testing will be at the expense of Qantas.

Supplier will provide installation engineering support at either Rockwell Collins or a location nominated by Qantas for the rates itemised in the pricing schedule.

Supplier will pass on to Qantas any Rockwell Collins charges for integration, fees and rack time for any future deliveries of additional game changes and/or graphics changes.

Supplier will provide graphic design services to personalise the graphics of the games at the request of Qantas.

Supplier will provide the Program Management Services set out in the Qantas Scope of Work and Project Management document #IFE - 802- PMR-1.0. Due Date of each of the Deliverables will be agreed with the Qantas Contract Manager.

The Qantas Contract Manager will advise the Supplier of the location of the Installation Site for the Deliverables at the same time.

Warranty Period for any software that the Supplier supplies to Qantas will be for 90 days after the Acceptance of the Product.

The IFE Project has certain deadlines set by third party suppliers which are Fixed Due Dates. The Qantas Contract Manager will advise the Supplier of any Fixed Due Dates for any of the Deliverables.


--------------------------------------------------------------------------------
                                    Page 32                         Confidential

--------------------------------------------------------------------------------

Schedule 8
                           CHANGE MANAGEMENT AND DELAY
--------------------------------------------------------------------------------

Supplier will comply with the procedures for change management that are set out in document #IFE-802-PMR- 1.0.

If Supplier anticipates that there will be a Delay, Supplier should advise the Qantas Contract Manager in a Project Jeopardy Report. This report should identify the issue, any proposed "short term" solutions to overcome the Delay temporarily as well as the proposed long - term solution and revised delivery dates.

--------------------------------------------------------------------------------

Schedule 9
                                PAYMENT SCHEDULE
--------------------------------------------------------------------------------

The Licence period

The Licence period for the games will commence on 1 July 2001 and will continue in effect for an initial term of 12 months (the `Term') unless terminated in accordance with this Agreement, then this Agreement will then be automatically renewed for a further 12 months. It will continue to be renewable on the anniversary of this date until such time as either party gives 45 days written notice of termination.

Licence fees

The agreed annual licence fees for the Qantas fleet of [Confidential Treatment has been requested for this portion of this Exhibit] aircraft that are scheduled to have the Rockwell Collins TES IFE system installed is [Confidential Treatment has been requested for this portion of this Exhibit].

If Qantas takes out a licence for additional aircraft, then the Licence fee for each additional aircraft will be [Confidential Treatment has been requested for this portion of this Exhibit] per aircraft.

Payment schedule for Licence fees

Supplier will invoice Qantas for the annual fees at the commencement of the Term and Qantas will pay the Supplier in quarterly installments. i.e. every 3 months.

Milestone Payments

The Contract Managers will agree on the Milestones that make up the Project Plan. Supplier will invoice Qantas for the number of hours required to deliver those Milestones on satisfactory completion or delivery of those Milestones. The Supplier will then invoice Qantas and Qantas will make payment to the Supplier upon final Acceptance of the Milestone.

Charges for personalisation of the games graphics:

If Qantas requires any personalisation of the games graphics, then the fees for any of this work is listed below.


--------------------------------------------------------------------------------
                                    Page 33                         Confidential

    ----------------------------------------------------------------------------

     Services Type                                            Pricing
    ----------------------------------------------------------------------------

    Background graphics development
    ----------------------------------------------------------------------------

    Menu Root Page development                             [Confidential
    ----------------------------------------------------------------------------

    Menu Sub Page development                           Treatment has been
    ----------------------------------------------------------------------------

    Card back graphics (all games)                      requested for this
    ----------------------------------------------------------------------------

    Logo placement (all games)                       portion of this Exhibit]
    ----------------------------------------------------------------------------

    Language graphics/text modifications
    ----------------------------------------------------------------------------

    Graphics development, miscellaneous
    ----------------------------------------------------------------------------

    Programming, miscellaneous
    ----------------------------------------------------------------------------

    Crossword, 20 puzzles
    ----------------------------------------------------------------------------

    Trivia package, 500 questions
    ----------------------------------------------------------------------------

    Fees for Support, Testing or Training of any games

    ----------------------------------------------------------------------------

     Services Type                                            Pricing
    ----------------------------------------------------------------------------

    (Rockwell Collins) engineering support                 [Confidential

    during integration testing
    ----------------------------------------------------------------------------

    (Rockwell Collins) rack time                        Treatment has been

    Rockwell Collins Pomona, CA  rack fee
    ----------------------------------------------------------------------------

    Supplier On-site engineering                         requested for this

    (plus expenses)
    ----------------------------------------------------------------------------

    On-site Product Training                          portion of this Exhibit]

    (plus expenses)
    ----------------------------------------------------------------------------

Integration testing at Rockwell Collins

Supplier will pass on to Qantas any Rockwell Collins fees for integration testing or engineering support during the testing. Rockwell Collins fees for "rack time" at its test facility in Pomona, California are $[Confidential Treatment has been requested for this portion of this Exhibit] per day, and $[Confidential Treatment has been requested for this portion of this Exhibit] per hour for engineering support. The fees for the Supplier's engineering support during integration testing at the Rockwell facility are $[Confidential Treatment has been requested for this portion of this Exhibit] per day.

Payment

The Supplier will only commence any testing or personalising of the graphics on the receipt of written instructions from an authorised representative of Qantas. Once completed, The Supplier will invoice Qantas for all completed work and Qantas will make payment to the Supplier upon final


--------------------------------------------------------------------------------
                                    Page 34                         Confidential

Acceptance of the delivered product.

--------------------------------------------------------------------------------

Schedule 10
                               ACCEPTANCE TESTING
--------------------------------------------------------------------------------

The Supplier will carry out all the necessary testing to ensure that the Software works properly on the Rockwell Collins TES IFE system that will be installed on the Qantas aircraft. The Supplier will prepare an Acceptance Test Strategy before commencing the testing. The Strategy will include a list of Acceptance Criteria that will be provided to the Qantas Contract Manager upon completion of the testing. A framework for both these documents is provided in IFE-802--Games PMR-1.0.

--------------------------------------------------------------------------------

Schedule 11
                                  DOCUMENTATION
--------------------------------------------------------------------------------

The Supplier will provide to Qantas documentation that the Supplier makes generally available for the Software.

--------------------------------------------------------------------------------

Schedule 12
                                    TRAINING
--------------------------------------------------------------------------------

The Supplier will provide to Qantas the published user manuals that the Supplier makes generally available for the Software.

The Supplier will also provide on-site training for the fees specified in schedule 9.

--------------------------------------------------------------------------------

Schedule 13
                                     SUPPORT
--------------------------------------------------------------------------------

(a) Maintenance. During the warranty period specified in Section 7(a), Supplier will provide to Qantas, at no additional charge, with the fixes and updates that Supplier may make generally available as part of its standard maintenance services (the "Updates"). Customer may elect to continue receiving Updates for the remainder of the Term (as defined in Section 12(a)) after the Warranty Period (the "Maintenance Period"), as long as the Agreement is in effect.

(b) "Hot-Line" Support. During the Warranty Period, Supplier will provide Qantas, at no additional charge, with advice, consultation and assistance to use the Product and diagnose and correct problems that Qantas may encounter (the "Hot-Line Support"). The Supplier will offer the Hot-Line Support remotely by telephone, fax or other electronic communication during its business hours, 8:00 am to 5:00 PM Central Standard Time. Qantas will bear all telephone and other expenses that it may incur in connection with the Hot-Line Support. Supplier will provide on-site support to Qantas if required.

Hot-Line Contact Information:
         Contact: Tony Hoffman
         Address: SNAP2 Corp.
                  10641 Justin Drive
                  Des Moines, IA 50322

--------------------------------------------------------------------------------
                                    Page 35                         Confidential

         Phone:   1 (515) 331-0560 ext 228
         Fax:     1 (515) 331-3901
         Email:   tonyh@SNAP2-amp.com


The Supplier will provide support for any problems or bugs discovered in the software provided to Qantas. When a problem is reported, Supplier will first attempt to confirm the existence of the problem and if determined that the problem is in Supplier supplied software, will provide a fix or work around in a reasonable time period. The minimum response time from problem reporting is 2 hours during business hours Central Standard Time.

Fees for Support

Qantas may require the Supplier to provide software engineering support personnel at either Rockwell Collins or a Qantas location.
The Support fees for the Supplier's Personnel to provide engineering support at the Rockwell Collins location in Pomona, USA are $[Confidential Treatment has been requested for this portion of this Exhibit] per hour. The Support fees for the Supplier's Personnel to provide engineering support in a Qantas location are $[Confidential Treatment has been requested for this portion of this Exhibit] per day. Qantas will pay any other costs.

Payment for Support

Supplier will invoice Qantas for actual Support provided. Payment of any invoices submitted will be processed as soon as the invoice is verified by the Qantas Contract Manager.

--------------------------------------------------------------------------------

Schedule 14
                                   INSURANCE
--------------------------------------------------------------------------------

The Supplier must take out and maintain these policies:
       Commercial General Liability Protection
       General total limit.                        $[Confidential Treatment
       Products and completed work total limit.    $ has been requested
       Personal injury each person limit.          $ for this portion of
       Advertising injury each person limit.       $ this Exhibit]
       Each event limit.                           $
       Workmans Compensation
       Professional liability                      $

--------------------------------------------------------------------------------

Schedule 15
                               ADDRESS FOR NOTICES
--------------------------------------------------------------------------------

Qantas -     Lesley Ricketts
             Purchasing Executive Inflight Services
             Qantas Airways Ltd
             203 Coward Street
             Mascot NSW 2020
             Australia
             (fax) 612 9691 9306


--------------------------------------------------------------------------------
                                    Page 36                         Confidential

Supplier-    Mark Malinak
             Vice-President of Sales
             SNAP2 Corporation
             10641 Justin Drive
             Des Moines, IA 50322
             (fax) 1 (515)331-3901

--------------------------------------------------------------------------------

Schedule 16
                                CONDUCT POLICIES
--------------------------------------------------------------------------------

Qantas has Non smoking conduct policy


--------------------------------------------------------------------------------
                                    Page 37                         Confidential

EXECUTED as an Agreement:

--------------------------------------------------------------------------------
SIGNED for and on behalf of            SIGNED for and on behalf of
QANTAS AIRWAYS LIMITED                 Snap2 Corporation by a duly authorised
by a duly authorised officer           officer







/S/ Michael L. Williams                /S/ Mark Malinak
-----------------------                ----------------

Michael L. Williams,                   Mark Malinak,
Purchasing Manager                     Vice President of Sales



Date  23 April 2001                    Date  5/1/01
      -------------                          ------





/S/ Lesley Ricketts                    /S/ Steven L. Johnson
-------------------                    ---------------------
Signature of witness                   Signature of witness


Name and title (print)                 Name and title (print)

Lesley Ricketts                        Steve Johnson
Purchasing Executive                   V.P. Marketing

Date 23 April 2001                     Date  5/1/01
     -------------                           ------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    Page 38                         Confidential